Exhibit 99.1

CMS ENERGY REAFFIRMS ADJUSTED EARNINGS GUIDANCE OF $1.63 TO $1.66 PER SHARE; ACCELERATES COST REDUCTIONS TO AVOID ELECTRIC AND GAS BASE RATE INCREASES THROUGH 2014 WHILE CONTINUING TO INVEST IN RELIABILITY AND CUSTOMER SERVICE

JACKSON, Mich., July 25, 2013 – CMS Energy announced today reported net income of $80 million, or $0.29 per share, for the second quarter of 2013 and $224 million, or $0.83 per share, for the first half. Adjusted (non-Generally Accepted Accounting Principles) net income for the second quarter and first half was the same as the reported amounts.

In the first half of 2013, CMS Energy continued to implement its strategy of reinvesting in customer service and reliability due to higher revenue from an unusually cold winter. CMS Energy also grew its first half adjusted earnings per share by nearly 8 percent in 2013 compared to 2012. CMS Energy reaffirmed its guidance for 2013 adjusted earnings of $1.63 to $1.66 per share, consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth.

As part of its continuing focus on providing customers with safe, reliable and affordable energy, CMS Energy also announced today that it will be accelerating a series of cost reductions that should allow it to avoid both electric and gas base rate increases through 2014, while investing more than $1.5 billion in its utility operations in energy reliability, smart energy, renewable energy and customer service.

“We’re focused on providing customers with safe, reliable and affordable service,” said John Russell, CMS Energy’s president and chief executive officer. “Our plan to accelerate several cost reduction measures should allow us to avoid electric and gas base rate increases and hold down prices.”

“We’re a leader in our industry when it comes to reducing operating costs to benefit customers,” said Russell. He noted during the quarter Consumers Energy’s first-ever uncontested settlement of an electric rate case, in addition to a 12 percent natural gas fuel price reduction compared to one year ago. The company remains committed to holding average base rate increases for its 3 million customers at or below the rate of inflation for the next five years.

Russell added that the company’s investment in providing reliable service is paying off for customers. “We’ve invested about $1 billion over the past five years in our distribution operations. That’s producing a 20 percent improvement in electric reliability.”

In reviewing recent major events, Russell said that the company took a major step toward development of its $750 million natural gas plant in Thetford Township, Genesee County, by filing a certificate of necessity application with the Michigan Public Service Commission. The company also contracted with GE for 62 wind turbine generators for its second wind park, the Cross Winds® Energy Park, with construction scheduled to begin in the fourth quarter of 2013. Consumers Energy remains the state’s leader in renewable energy and is on track to meet the 10 percent renewable energy standard in Michigan’s energy reform law by 2015.

“We’re contributing to Michigan’s economic growth through our $7 billion investment in operations through 2017, including renewable energy, energy efficiency, energy reliability and environmental quality. This plan is creating jobs, strengthening Michigan communities and improving the environment,” said Russell. In addition, Consumers Energy increased to $1 billion its commitment to buy goods and services from Michigan companies as part of the Pure Michigan Business Connect initiative.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy provides historical financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis and provides forward-looking guidance on an adjusted basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. These items have the potential to impact, favorably or unfavorably, the company’s reported earnings in future periods. Because the company is not able to estimate the impact of these matters, the company is not providing a reconciliation to the comparable future period reported earnings.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, Rule 175 of the Securities Act of 1933, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings. Forward-looking statements should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the year ended December 31, 2012 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Second Quarter (Unaudited)		First Half (Unaudited)
	2013	2012	2013	2012
Operating Revenue	$1,406	$1,333	$3,385	$3,076
Operating Expenses	1,174	1,073	2,824	2,628

Operating Income	$232	$260	$561	$448
Other Income	5	6	13	15
Interest Charges	102	98	200	197

Income before Income Taxes	$135	$168	$374	$266
Income Tax Expense	54	67	149	105

Income from Continuing Operations	$81	$101	$225	$161
Income from Discontinued Operations	—	—	—	7

Net Income	$81	$101	$225	$168
Income Attributable to Noncontrolling Interests	1	1	1	1

Net Income Available to Common Stockholders	$80	$100	$224	$167

Income Per Share
Basic	$0.30	$0.38	$0.85	$0.64
Diluted	0.29	0.37	0.83	0.62

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	June 30 2013	December 31 2012
	(Unaudited)
Assets
Cash and cash equivalents	$537	$93
Restricted cash and cash equivalents	29	29
Other current assets	1,919	2,300

Total current assets	$2,485	$2,422
Plant, property, and equipment	11,916	11,551
Other non-current assets	3,028	3,158

Total Assets	$17,429	$17,131

Liabilities and Equity
Current liabilities	$1,044	$1,146
Non-current liabilities	5,428	5,233
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,985	6,854
Non-recourse debt and finance leases	499	527

Total debt and capital and finance leases	7,484	7,381
Noncontrolling interests	37	44
Common stockholders' equity	3,323	3,194

Total capitalization	$10,844	$10,619
Securitization debt	113	133

Total Liabilities and Equity	$17,429	$17,131

(*)	Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	First Half (Unaudited)
	2013	2012

Beginning of Period Cash	$93	$161

Cash provided by operating activities	$1,095	$943
Cash used in investing activities	(616)	(610)

Cash flow from operating and investing activities	$479	$333
Cash used in financing activities	(35)	(307)

Total Cash Flow	$444	$26

End of Period Cash	$537	$187

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Second Quarter (Unaudited)		First Half (Unaudited)
	2013	2012	2013	2012

Net Income Available to Common Stockholders	$80	$100	$224	$167

Reconciling Items:
Discontinued Operations Income	—	—	—	(7)

Electric Decoupling Court Order	—	—	—	36

Downsizing Program	—	7	—	7

Restructuring Costs	—	1	—	2

Adjusted Net Income - Non-GAAP Basis	$80	$108	$224	$205

Average Number of Common Shares Outstanding
Basic	265	261	264	258
Diluted	272	268	272	268

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.30	$0.38	$0.85	$0.64

Reconciling Items:
Discontinued Operations Income	—	—	—	(0.03)

Electric Decoupling Court Order	—	—	—	0.14

Downsizing Program	—	0.03	—	0.03

Restructuring Costs	—	—	—	0.01

Adjusted Net Income - Non-GAAP Basis	$0.30	$0.41	$0.85	$0.79

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.29	$0.37	$0.83	$0.62

Reconciling Items:
Discontinued Operations Income	—	—	—	(0.03)

Electric Decoupling Court Order	—	—	—	0.14

Downsizing Program	—	0.03	—	0.03

Restructuring Costs	—	—	—	0.01

Adjusted Net Income - Non-GAAP Basis	$0.29	$0.40	$0.83	$0.77

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.